UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2011
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

852 Winter Street
Waltham, Massachusetts	02451-1420
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 609-6000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-2.2
EX-99.1
EX-99.2
EX-99.3

Item 1.01.	Entry into a Material Definitive Agreement.
Business Combination Agreement and Plan of Merger
On May 9, 2011, Elan Corporation, plc, a public limited company incorporated in Ireland (“Elan”), Antler Science Two Limited, a private limited company incorporated in Ireland (“New Alkermes”), Elan Science Four Limited, a private limited company incorporated in Ireland (“Holdco”), EDT Pharma Holdings Limited, a private limited company incorporated in Ireland (“Interco”), EDT US Holdco, Inc., a Delaware corporation (“U.S. Holdco”), Antler Acquisition Corp., a Pennsylvania corporation and direct wholly owned subsidiary of U.S. Holdco (“Merger Sub”), and Alkermes, Inc., a Pennsylvania corporation (“Alkermes”), entered into a Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) to combine the business of Alkermes with the global drug delivery technologies business of Elan (known as “EDT”) (such combination, the “Business Combination”) in a cash and stock transaction valued at approximately $960 million. The businesses will be combined under New Alkermes, a new holding company incorporated in Ireland that will be re-registered as a public limited company, and renamed Alkermes, plc, at or prior to the completion of the Business Combination.
The transaction has been approved by the Boards of both Alkermes and Elan.
To facilitate the Business Combination, EDT will be reorganized and carved-out of Elan under New Alkermes. Following the reorganization, Merger Sub, which will be an indirect wholly owned subsidiary of New Alkermes, will merge with and into Alkermes (the “Merger”), with Alkermes as the surviving corporation and a wholly owned indirect subsidiary of New Alkermes. At the time of the Merger, a subsidiary of Elan (the “Shareholder”) will hold 31,900,000 ordinary shares of New Alkermes, subject to the terms of a shareholder’s agreement (the “Shareholder’s Agreement”) to be entered at the effective time of the Merger among Elan, the Shareholder and New Alkermes (the form of which is an exhibit to the Business Combination Agreement and the terms of which are described below). At the effective time of the Merger, (i) each share of Alkermes common stock then issued and outstanding will be canceled in exchange for one ordinary share of New Alkermes; (ii) all currently issued and outstanding options to purchase Alkermes common stock granted under any stock option plan will be converted into options to purchase, on substantially the same terms and conditions, the same number of New Alkermes ordinary shares at the same exercise price; and (iii) all currently issued and outstanding awards of Alkermes common stock will be converted into awards of the same number of New Alkermes ordinary shares. As a result, upon consummation of the Merger and the issuance of the New Alkermes ordinary shares in exchange for the canceled shares of Alkermes common stock, the former shareholders of Alkermes will own approximately 75% of New Alkermes, with the remaining approximately 25% of New Alkermes owned by the Shareholder.
In connection with the Business Combination, Alkermes will, subject to certain conditions, transfer all of its rights with respect to the intellectual property and contractual rights related specifically to BYDUREONTM (exenatide extended-release for injectable suspension) to an Irish subsidiary of New Alkermes in exchange for $202.1 million in the form of an interest bearing note.
As an additional payment for EDT, Alkermes will pay Elan $500 Million in cash, subject to certain net cash and working capital adjustments, $50 Million of which will come from Alkermes cash reserves and $450 Million of which will be financed through bank debt. Alkermes has obtained a commitment, subject to customary conditions, from Morgan Stanley & Co. Incorporated and HSBC to provide $450 million in term loan financing which, in addition to existing cash balances, will be sufficient to finance the cash consideration to Elan.
The New Alkermes ordinary shares will be registered with the Securities and Exchange Commission and are expected to be listed on the NASDAQ Global Select Market. The exchange of Alkermes shares for New Alkermes ordinary shares will be a taxable transaction for Alkermes shareholders.
The parties have made customary representations and warranties in the Business Combination Agreement relating to themselves and the transactions as well as, in the case of Elan, with respect to EDT. In addition, the Business Combination Agreement provides that the parties will indemnify each other for breaches of these representations, subject to certain limitations, and for certain other matters.

The Business Combination Agreement contains customary covenants, including covenants providing for each of the parties: (i) to conduct its operations in all material respects in accordance with the ordinary and usual course of business consistent with past practice during the period between the execution of the Business Combination Agreement and the closing of the Merger; (ii) to use reasonable best efforts to cause the Business Combination to be consummated; and (iii) not to initiate, solicit or knowingly encourage inquiries, proposals or offers relating to alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. In addition, Elan has agreed not to engage in a drug delivery technology business for three years from the closing.
The consummation of the Merger is subject to certain conditions, including the approval of the Merger by an affirmative vote of the holders of a majority of the votes cast by all holders of Alkermes’ common stock. Elan will not require shareholder approval for the Merger. In addition, the Merger is subject to satisfaction of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary conditions, including securities law clearances. In connection with the proposed Merger, Alkermes shareholders will receive a combined proxy statement/prospectus regarding the proposed Merger.
The Business Combination Agreement also contains certain termination rights, including that, (a) the parties may terminate the transaction by mutual consent, (b) either party will have the right to terminate the transaction (i) if the closing has not occurred within 180 days from the date of the agreement, (ii) if the antitrust waiting period is not satisfied, (iii) if Alkermes’ shareholders fail to approve the merger, or (iv) if the other party breaches the Business Combination Agreement; and (c) Elan may terminate the Business Combination Agreement if the board of directors of Alkermes withdraws or modifies its recommendation that the shareholders of Alkermes approve the Merger. Neither party has the right to terminate the Business Combination Agreement in order to engage in an alternative transaction. The parties have agreed to mutual termination fees of $25 million, payable if the Business Combination Agreement is terminated in specified circumstances.
Shareholder’s Agreement
As noted above, effective at the effective time of the Merger, Elan, the Shareholder and New Alkermes will enter into the Shareholder’s Agreement, which will provide certain terms and conditions concerning the New Alkermes ordinary shares to be owned by the Shareholder as and from the closing.
Under the terms of the Shareholder’s Agreement, Elan will have the right to designate one person for election to the New Alkermes board until such time as Elan’s beneficial ownership in New Alkermes has been reduced below 10% of the then outstanding voting shares, and so long as such designee satisfies certain requirements, including, among other things, that such person be a resident of Ireland and qualify as an “independent director” under applicable provisions of the Exchange Act and under applicable NASDAQ rules and regulations.
Under the terms of the Shareholder’s Agreement, Elan will be subject to a standstill provision for the longer of 10 years from consummation of the Merger and three (3) years from the time Elan ceases to hold more than 10% of New Alkermes’s voting shares. The standstill provision will generally prevent Elan from acquiring any additional shares of New Alkermes stock and from taking a number of actions that might result in Elan exerting influence or control over New Alkermes. The standstill provisions will terminate early on certain events, including a decision by New Alkermes to recommend or engage in a transaction that would result in a change of control of New Alkermes.
Under the Shareholder’s Agreement, the Shareholder will vote on all matters in accordance with the recommendation of the New Alkermes board of directors for at least one year after consummation of the Merger, and thereafter until the earlier of (i) Elan’s ownership of New Alkermes voting securities falling below 15% of those outstanding or (ii) the 30-day weighted average trading price of New Alkermes ordinary shares falling to a price below 50% of the closing price on the day the transaction was announced.
Under the Shareholder’s Agreement, Elan will be subject to certain restrictions on its ability to transfer New Alkermes shares without New Alkermes’ consent. Elan will be subject to a six-month lock-up and following that lock-up may initially only transfer a portion of its holdings (up to 40.75% (13 Million Shares) of its holdings) in a marketed registered underwritten offering. After such offering, Elan may only transfer a further portion of its holdings (up to an additional 31.5% (10 Million Shares) of its holdings) in another marketed registered underwritten offering. Thereafter, Elan will be subject to certain limitations as to the size of any transfer and the nature of the transferee in connection with directly negotiated transfers. Under the Shareholder’s Agreement, New Alkermes will grant Elan certain customary registration rights, including demand (including shelf) and piggyback registration rights with respect to transfers of Ordinary Shares. The registration rights will terminate four months after Elan’s ownership of New Alkermes voting securities falls below 10% of those outstanding or sooner in certain circumstances.
The foregoing description of the Business Combination Agreement and the Shareholder’s Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Business Combination Agreement and the Shareholder’s Agreement, respectively. A copy of the Business Combination Agreement is attached hereto as Exhibit 2.1 and a copy of the Shareholder’s Agreement is attached hereto as Exhibit 2.2 and each is incorporated herein by reference.
The Business Combination Agreement and the Shareholder’s Agreement have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information, or to provide any other factual information, about Alkermes, Elan or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Business Combination Agreement and the Shareholder’s Agreement are made only for purposes of the respective agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Business Combination Agreement and the Shareholder’s Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Alkermes, Elan or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Business Combination Agreement or the Shareholder’s Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.	Regulation FD Disclosure.
Alkermes has prepared an investor presentation which was made available beginning on May 9, 2011 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.
On May 9, 2011, Alkermes and Elan issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
On May 9, 2011, Richard Pops, CEO of Alkermes, sent a letter to the employees of Alkermes regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of that letter is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Forward Looking Statements
Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Alkermes cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving EDT and Alkermes, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alkermes’ stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of New Alkermes following completion of the proposed transaction; New Alkermes’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies. Additional information and other factors are contained in Alkermes’ filings with the Securities and Exchange Commission, including Alkermes’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov. Alkermes disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.
Important Additional Information and Where to Find It
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
In connection with the proposed merger, New Alkermes will file with the SEC a registration statement on Form S-4 that will include a preliminary prospectus regarding the proposed merger and Alkermes will file with the SEC a proxy statement in respect of the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Alkermes’ stockholders in connection with the proposed merger. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, EDT AND THE PROPOSED MERGER. You may obtain a copy of the registration statement and the proxy statement/prospectus (when available) and other related documents filed by Alkermes and Elan with the SEC regarding the proposed merger as well as other filings containing information about Alkermes, Elan and the merger, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alkermes’ Investor Relations department at Alkermes, Inc., 852 Winter Street, Waltham, Massachusetts 02451, Attn: Investor Relations or to Alkermes’ Investor Relations department at (781) 609-6000 or by email to financial@alkermes.com. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Alkermes’ website at www.Alkermes.com under the heading “Investor Relations” and then under the heading “SEC Filings”.
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes shareholder. Alkermes and its directors, executive officers and certain other members of management and employees may, however, be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in respect of the proposed merger will be set forth in the registration statement and the proxy statement/prospectus when it is filed with the SEC. You can find information about Alkermes’ directors and executive officers in its definitive proxy statements filed with the SEC on July 29, 2010. You can obtain free copies of these documents as described above.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement and Plan of Merger, dated as of May 9, 2011, furnished herewith

2.2	Form of Shareholder’s Agreement, furnished herewith

99.1	Investor Presentation, furnished herewith

99.2	Joint press release issued by Alkermes and Elan, dated May 9, 2011, furnished herewith

99.3	Letter to Employees of Alkermes on May 9, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: May 9, 2011	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer